Exhibit 10.3

FOURTH AMENDMENT TO COMMERCIAL LEASE

This Fourth Amendment to Commercial Lease (the “Amendment”) is made as of April 15, 2012, by and between Canvasback Real Estate and Investments, LLC (“Lessor”) and Luna Innovations Incorporated (“Lessee”).

WITNESSETH

WHEREAS, Lessor and Lessee entered into that certain Commercial Lease dated as of March 19, 2007 for THE premises located at 706 Forrest Street, Suite 1, Charlottesville, Virginia 22903, as amended by an Amendment to Commercial Lease dated March 18, 2008, and a Second Amendment to Commercial Lease dated October 7, 2009 and a third amendment to the Commercial Lease dated June 21, 2010 (altogether, the Lease”)

WHEREAS, Lessor and Lessee have agreed to amend the Lease as set forth herein below

Now, therefore, in consideration of the payment of rent and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Paragraph 4 of the Lease is hereby deleted in its entirety and replaced win the following:

4. Term

The Lease shall be for a term of one hundred and four (104) months beginning on the first day of May, 2007 and ending at 5:00 p.m., on the 31st day of December 2015. Lessee shall have the option to extend the lease for five (5) years at the same terms and conditions, with an annual percentage rate increase of 4%, provided that Lessee must notify Lessor 180 days in advance of the expiration of the term as to its desire to renew.

2. Paragraph 5 of the Lease is hereby deleted and replaced in its entirety with the following:

5. Rent

Period	Monthly Rent	Annual rent
05-1-2007 through 12-31-2007	$15,000.00	$120,000.00
01-1-08 through 12-31-08	$15,000.00	$180,000,00
01-1-09 through 12-31-09	$16,200.00	$194,400.00
01-01-10 through 12-31-10	$16,200.00	$194,400.00
01-01-11 through 12-31-11	$16,200.00	$194,400.00
01-1-12 through 12-31-12	$16,200.00	$194,400.00
01-1-13 through 12-31-15	$17,500.00	$210,000.00

3. Paragraph 14 of the Lease is hereby deleted in its entirety and replaced with the following:

“14. Starting January 1, 2013, the fee for electric and water/sewer utilities for the premises is included in the base rent at the rate of $1,300.00 per month. Prior to that date, Lessor shall invoice Lessee separately for that monthly fee. Lessee shall pay for gas, telephone, data lines, security systems, including removal of any waste materials, which are hazardous in nature, all pallets, excessive packaging material, and janitorial services upon execution of the lease (5-1-2007).”

4. Paragraph 30G of the Lease is hereby deleted in its entirety.

5. Except as modified herein, the Lease remains unchanged and in full force and effect This Fourth Amendment may be executed in counterparts, and facsimile signatures shall be deemed originals.

CANVASBACK REAL ESTATE AND INVESTMENTS, LLC

Its:

LUNA INNOVATIONS INCORPORATED

By:	/s/ Scott A. Graeff

Scott A. Graeff
Its: CCO and Treasurer